                                                                    Exhibit 99.2

CompUSA Inc.
The Computer Superstore
Corporate Headquarters
14951 North Dallas Parkway
Dallas, Texas 75240
www.compusa.com

                                      NEWS RELEASE
                                      ------------
FOR IMMEDIATE RELEASE   CONTACT: James E. Skinner
---------------------            Executive Vice President
                                   & CFO
                                 (972) 982-4000

                                 J. Robert Gary
                                 Vice President - Finance
                                 (972) 982-4000

                                 Stacie Shirley
                                 Director - Investor Relations
                                 (972) 982-5323

                MEDIA CONTACT:   Carol Elfstrom
                                 Director - Corporate
                                   Communications
                                 (972) 982-4181


                     CompUSA Inc. TO ACQUIRE COMPUTER CITY
                     -------------------------------------
                               FOR $275 MILLION
                               ----------------

     Dallas, June 22, 1998 - CompUSA Inc. (NYSE:CPU) and Tandy Corporation (NYSE:TAN) today announced the completion of a definitive agreement to purchase Tandy's Computer City subsidiary.

     The purchase price of the transaction is approximately $275 million, payable in a note and cash. The sale will be accounted for under the purchase accounting method and is subject to regulatory approval, normal due diligence and other conditions. It is anticipated that the sale will be completed within 90 days.

     "We are extremely excited about this acquisition as we believe it will further enhance CompUSA's ability to be a 'total solutions provider' for our retail, corporate, government, education, mail order, technical services, training, and build-to-order customers," said James F. Halpin, president and chief executive officer. "We believe this will allow us to provide our customers with additional products, superior service and added convenience."

     Mr. Halpin further commented, "We anticipate that the purchase of Computer City will have a positive impact on future earnings and cash flow of CompUSA, and that it will be beneficial for our customers, shareholders, and employees."


                                                        /cont........

     Credit Suisse First Boston served as financial advisor to CompUSA in connection with this transaction.

     CompUSA is a large reseller of personal computers and related products and services. The Company currently operates 160 stores in 73 major metropolitan areas across the United States which serve retail, corporate, government and education customers and include technical service departments and classroom training facilities. CompUSA also offers its own build-to-order line of personal computers, the CompUSA PC, and operates an Internet web site located at www.compusa.com.

     This news release contains forward-looking statements about the business, financial condition, and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, changes in product demand, the availability of products, changes in competition, economic conditions, various inventory risks due to changes in market conditions and other risks indicated in the Company's Securities and Exchange Commission filings and reports. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this news release, words "believes", "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.

                                                                    NEWS RELEASE
                                                                    ------------

                    CompUSA Inc. TO PURCHASE COMPUTER CITY
                    --------------------------------------
                            FROM TANDY CORPORATION
                            ----------------------
                                      Q&A
                                      ---

1)  HOW WILL THIS ACQUISITION AFFECT CUSTOMERS?
We believe this will allow CompUSA to provide our customers with additional products, superior service and added convenience.

2) COMPUTER CITY HAS MANY STORES THAT SERVE THE SAME AREAS AS COMPUSA. DO YOU PLAN TO CLOSE ANY STORES?
We will not finalize any of the details until the transaction has been completed.

3)  WHAT WILL HAPPEN TO COMPUTER CITY'S HOME OFFICE AND STAFF?  WILL THERE
    BE LAYOFFS?
We do expect to gain synergies and efficiencies. As CompUSA continues to grow, there will continue to be new opportunities at CompUSA.

4) FOR COMPUTER CITY STORES THAT WILL REMAIN OPEN, WILL YOU CONVERT THOSE STORES TO THE COMPUSA FORMAT? IF SO, WHAT IS YOUR REMODEL TIMELINE?
Currently, it is our plan to keep the Computer City name in Canada, as we believe it is more viable for the Canadian market. We will not finalize our plans for other stores until the transaction has been completed.

5)  IF THIS DEAL GOES THROUGH, WHO WILL BE COMPUSA'S MAJOR COMPETITORS?
As part of CompUSA's 'total solutions provider' strategy, we will continue to face vigorous competition in many different channels including: Retail, Corporate Sales, Government Sales, Education Sales, Mail Order, Technical Services, Training, and Build-To-Order.

6) YOU HAVE RECENTLY SAID PUBLICLY THAT COMPUSA WAS NOT INTERESTED IN PURCHASING COMPUTER CITY. WHAT CHANGED YOUR DECISION?
This is a totally separate deal, with different opportunities and different conditions.

7)  HOW MANY NEW STORES DOES COMPUSA PLAN TO OPEN IN THE COMING FISCAL
    YEAR? AS A RESULT OF THE CONSUMMATION OF THE ACQUISITION, WILL ANY OF THESE OPENINGS BE CANCELLED?
Our current plan is to open approximately 20 stores, and at this time, we are not planning any cancellations.

8)  WHAT'S THE TIMEFRAME FOR MORE DETAILS BECOMING AVAILABLE?
We do not anticipate announcing any further details until the transaction is completed.

                                     -30-